UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2009

Cimarex Energy Co.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Lincoln Street, Suite 1800
Denver, Colorado 80203

(Address and Zip Code of principal executive offices)

(303) 295-3995

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

During the first quarter of 2009, Cimarex Energy Co. adopted the provisions of Financial Accounting Standards Board (“FASB”) Staff Position APB 14-1 (APB 14-1), Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) and FASB Staff Position EITF 03-6-1 (EITF 03-6-1), Determining Whether Instruments Granted in Share Based Payment Transactions Are Participating Securities.  The requirements of these provisions are applied retrospectively to our financial statements.

APB 14-1 requires that the debt and equity components of convertible debt instruments that can be settled wholly or partly in cash upon conversion (including instruments issued prior to adoption, such as our floating rate convertible senior notes due 2023) are to be accounted for separately.  EITF 03-6-1 provides that unvested share based payment awards that contain non forfeitable rights to dividends or dividend equivalents (such as our unvested restricted stock and restricted stock units) are “participating securities” (as defined by EITF 03-6 as securities that may participate in undistributed earnings with common stock, whether that participation is conditioned upon the occurrence of a specified event or not, regardless of the form of participation), and therefore should be included in computing earnings per share using the two-class earnings allocation method.

In this Current Report on Form 8-K, we are filing our audited consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, which have been recast to give effect to the retrospective application of the adoption of APB 14-1 and EITF 03-06-1.  We also are filing in this Current Report on Form 8-K the following sections: Business (including Forward-Looking Statements and Certain Risks), Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures About Market Risk, which give effect to the retrospective application of these standards.  The following table reflects a summary comparison of certain financial statement line items affected by the retrospective application of these standards.

Summary of the Retrospective Application of Changes

(Amounts in thousands except per share data)

	For the Years Ended December 31,
	2008	2007	2006

Changes to the Consolidated Statements of Operations and Earnings Per Share:
As previously reported
Interest Expense	$32,064	$37,966	$29,940
Amortization of fair value of debt	$(709)	$(1,908)	$(3,784)
Gain on early extinguishment of debt	$(9,569)	$(5,099)	—
Income (loss) before taxes	$(1,430,298)	$544,625	$544,324
Income tax expense (benefit)	$(528,613)	$198,156	$198,605
Net income (loss)	$(901,685)	$346,469	$345,719

Earnings (loss) per share:
Basic	$(11.07)	$4.23	$4.21
Diluted	$(11.07)	$4.09	$4.11

Summary of the Retrospective Application of Changes

(Amounts in thousands except per share data)

	For the Years Ended December 31,
	2008	2007	2006

After retrospective application:
Interest Expense	$33,079	$39,105	$31,130
Amortization of fair value of debt	—	$(1,146)	$(3,024)
(Gain) loss on early extinguishment of debt	$10,058	$(5,099)	—
Income (loss) before taxes	$(1,451,649)	$542,724	$542,374
Income tax expense (benefit)	$(536,404)	$197,462	$197,893
Net income (loss)	$(915,245)	$345,262	$344,481

Earnings (loss) per share to common shareholders:
Basic
Distributed	$0.24	$0.18	$0.16
Undistributed	(11.46)	3.97	3.96
	$(11.22)	$4.15	$4.12

Diluted
Distributed	$0.24	$0.18	$0.16
Undistributed	(11.46)	3.87	3.89
	$(11.22)	$4.05	$4.05

	December 31,
	2008	2007
Changes to the Consolidated Balance Sheets:
As previously reported
Long-term debt	$591,223	$487,159
Deferred income taxes	$499,634	$1,076,223
Paid-in capital	$1,855,825	$1,842,690
Retained earnings	$526,998	$1,448,763

After retrospective application:
Long-term debt	$587,630	$462,216
Deferred income taxes	$500,945	$1,085,325
Paid-in capital	$1,874,834	$1,861,699
Retained earnings	$510,271	$1,445,595

The information in this Current Report on Form 8-K should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 and our other filings with the U.S. Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description

23.1	Consent of KPMG LLP.
23.2	Consent of DeGolyer and MacNaughton.
99.1

Item 1 – Business (including Forward-Looking Statements and Certain Risks), Item 6 – Selected Financial Data, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Qualitative and Quantitative Disclosures About Market Risk and Item 8 – Consolidated Financial Statements of Cimarex Energy Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

	By:	/s/ Paul Korus
	Name:	Paul Korus
	Title:	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Dated: July 17, 2009

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP.
23.2	Consent of DeGolyer and MacNaughton.
99.1

Item 1 – Business (including Forward-Looking Statements and Certain Risks), Item 6 – Selected Financial Data, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Qualitative and Quantitative Disclosures About Market Risk and Item 8 – Consolidated Financial Statements of Cimarex Energy Co.